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                                                                    EXHIBIT 10.3


                                 UNSECURED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE ACQUISITION OF THIS NOTE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS NOTE TO THE SECRETARY OF VIASAT, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES.

Date: December 12, 2001                                                 $500,000

                                  VIASAT, INC.

                            UNSECURED PROMISSORY NOTE

        ViaSat, Inc., a Delaware corporation ("ViaSat"), for value received, promises to pay to Wildblue Communications, Inc., a Delaware corporation ("Wildblue"), a principal amount equal to Five Hundred Thousand Dollars ($500,000), in lawful money of the United States of America, plus interest on the principal amount hereof, at a rate of interest equal to five percent (5%) per annum (the "Note Rate"). All principal and interest shall be due and payable on January 31, 2002 (the "Maturity Date"). If payment of the principal amount of this Note, together with accrued unpaid interest thereon, is not paid in its entirety on the Maturity Date, then interest shall accrue on such unpaid principal and interest at the Note Rate plus two percent (2%) from and after such date of default to the date of the payment in full of such unpaid amount. In no event shall Wildblue be entitled to receive interest at an effective rate in excess of the maximum rate permitted by law. Following payment by ViaSat of all of its obligations hereunder, this Note shall be cancelled and shall no longer evidence an indebtedness for borrowed money.

        1. Definitions. This Unsecured Promissory Note ("Note") has been issued pursuant to the Unit Purchase Agreement dated as of December 12, 2001 by and between ViaSat and Wildblue (the "Agreement"). Unless the context indicates otherwise, capitalized terms used herein shall have the meanings given them in the Agreement.

        2. Prepayment. ViaSat shall be entitled to prepay, without penalty, the principal balance outstanding under this Note in whole or in part at any time; provided, however, that such prepayment shall also include all accrued interest on any principal amount prepaid.

        3. Application of Payments. The proceeds of any payment or prepayment of this Note (including, without limitation, offsets pursuant to Section 4 hereof) shall be applied in the following order: (a) first, against fees and expenses due and payable hereunder; (b) then to accrued and unpaid interest; and (c) finally to the then outstanding and unpaid principal hereunder. Unless otherwise agreed to by ViaSat and Wildblue, all payments (other than those setoffs identified in Sections 4 or 5 hereof) shall be by certified check and sent to the address set forth for Wildblue in the Agreement.


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        4. Deliveries under Section 17.1 of the New Development Agreement. If prior to the Maturity Date any NRE Payments (as defined in Section 17.1 of the New Development Agreement ("Section 17.1")) become due and payable as a result of a delivery by ViaSat to Wildblue as identified in the column entitled "NRE Payment Event" of the table set forth in Section 17.1 (the "Table"), ViaSat shall be entitled to offset, as of the date of such delivery, the amount set forth in the column entitled "NRE Payment Amount" of the Table corresponding to such delivery, against any amounts due and owing to Wildblue under this Note.

        5. Offset of Payments into Escrow. In accordance with Section 5(e) of the Agreement, ViaSat and Wildblue will enter into an escrow agreement on or prior to the Maturity Date to provide security for Wildblue's payment obligations to ViaSat under the New Development Agreement. All deposits made by ViaSat into the escrow under such escrow agreement shall be offset against amounts due and owing to Wildblue under this Note.

        6. Recording of Payments. All payments and prepayments of the principal and interest hereunder (including, without limitation, offsets pursuant to Section 4 and Section 5 hereof) shall be recorded by Wildblue on Schedule I annexed hereto, and constituting a part hereof, which recordations shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of Wildblue to make any such recordation shall not limit or otherwise affect the obligation of ViaSat hereunder or under the Agreement.

        7. Assignment. Wildblue may not transfer its interest under this Note, in whole or in part, without the prior written consent of ViaSat, which consent shall not be unreasonably withheld. The obligations of ViaSat hereunder shall not be transferable or assignable to any other party without the prior written consent of Wildblue, which consent shall not be unreasonably withheld.

        8. Remedies. Upon a default by ViaSat hereunder, Wildblue shall be entitled to exercise all remedies otherwise permitted it by applicable law.

        9. Certain Waivers. ViaSat hereby waives notice, demand for payment, presentment for payment, protest, notice to protest, notice of dishonor, notice of nonpayment, and diligence in taking any action to collect sums owing hereunder. The nonexercise by Wildblue of any of its rights hereunder shall not constitute a waiver thereof in that or any subsequent instance.


                                       2

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        10. Miscellaneous. The provisions set forth in Sections 7(b), 7(c),
7(d), 7(f), 7(g), 7(h), 7(i), 7(j), 7(k), 7(l), 7(n), and 7(o) of the Agreement
are incorporated herein by this reference; provided, however, that all references to the "Agreement" in such Sections shall mean this Note and not the Agreement and the terms "herein," "hereof," "hereto," and words of similar import in such Sections shall be references to this Note and not to the Agreement.

                                            VIASAT, INC.

                                            /s/ Gregory D. Monahan
                                            ------------------------------------
                                            By: Gregory D. Monahan
                                            Its: Vice President--Administration,
                                                 General Counsel and Secretary

ATTEST:

   /s/ Keven K. Lippert
-----------------------------------
Name: Keven K. Lippert




                       [SIGNATURE PAGE TO UNSECURED NOTE]